UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 22, 2008

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey		07424
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  At a meeting of the Board of Directors of Cantel Medical Corp. (the “Company”) held on October 22, 2008, Mr. Darwin Dornbush, a director of the Company since 1963, indicated that he desired not to stand for re-election at the next Annual Meeting of Stockholders. Therefore, the Board did not re-nominate Mr. Dornbush as a director and his term of office expired at the Annual Meeting of Stockholders held on January 8, 2009.

(e)  At the Annual Meeting of Stockholders held on January 8, 2009, the Company’s stockholders approved an amendment to the Cantel Medical Corp. 2006 Equity Incentive Plan (the “Plan”) to increase by 700,000 the number of shares of common stock available for issuance under the Plan. The additional shares were authorized for issuance pursuant to stock options and stock appreciation rights.  As amended, the maximum number of shares that may be issued under the Plan increased from 1,000,000 to 1,700,000 shares, with (i) the number of shares being authorized for issuance pursuant to stock options and stock appreciation rights being increased from 500,000 to 1,200,000 and (ii) 500,000 shares remaining authorized for issuance pursuant to restricted stock awards and performance awards (inclusive of prior awards under the Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President

Dated: January 22, 2009